Exhibit 10.10

LICENSE AGREEMENT
AMENDMENT #1

WHEREAS, effective as of December 1, 2014, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office at 18683 Bearpath Trail, Eden Prairie, MN 55347 ("Miromatrix") and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 ("Mayo") executed a License Agreement (the "Agreement") for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.	The Term of the Agreement shall be extended for an additional one year period. Accordingly, the new expiration date of the Agreement shall be December 31, 2017.

2.	Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Robert Cohen	By:	/s/ Randall S. Jones
Name:	Robert Cohen	Name:	Randall S. Jones
Title:	President & CEO	Title:	Operations Manager
Date:	September 16, 2016	Date:	9/20/2016